Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico’s FAS, Inc. Realigns Marketing and Digital Commerce to Better Support Brands and Improve Operating Efficiencies

Marketing and Digital Commerce to be Managed within Individual Chico’s, White House Black Market and Soma Brands

Fort Myers, FL - April 25, 2016 - Chico’s FAS, Inc. (NYSE:CHS) today announced a realignment of its Marketing and Digital Commerce functions, placing the decision makers directly into the Company’s three brands, Chico’s, White House Black Market and Soma. The technology and analytics infrastructure and associated back office support will continue to service the brands at the corporate level to leverage scale. The realignment will further optimize marketing programs and decrease related expenses. In total, the Company expects to reduce fiscal 2016 marketing expenses by $11 million and generate annualized cost savings of approximately $14 million.

Shelley Broader, President and Chief Executive Officer of Chico’s FAS, Inc., commented, “Disbanding these previously centralized functions will result in a leaner, more simplified structure that better supports the individual brand needs and places the functions closer to the customers, while at the same time, reducing costs and complexity within the Company. By directly aligning these resources within the brands, we will enable better execution on our customer experience initiative, one of our four areas of focus that we outlined in February to drive results, enhance profitability and increase shareholder value.”

As previously announced, to meet the needs of customers and drive better and more consistent performance, the Company introduced four areas of focus: evolving the customer experience, strengthening the position of each brand, leveraging actionable retail science and sharpening financial principles.

In connection with the changes announced today, Miki Berardelli, President - Digital Commerce and Chief Marketing Officer, will be leaving the Company. Her primary Marketing and Digital Commerce responsibilities will be assumed by the Brand Presidents. Ms. Broader said, “On behalf of the Chico’s FAS organization, we thank Miki for her vision and dedication. We wish her all the best as she moves ahead towards her next endeavor.”

Separately, effective in the first quarter of fiscal 2016, the Company intends to present store occupancy expenses and shipping expenses in Cost of Goods Sold to align with its peers and better reflect how the business operates, as the Company believes that the costs represent direct costs associated with the sale of its merchandise. Store occupancy expenses and shipping expenses, which were historically recorded in Selling, General and Administrative Expenses, will now be recorded in Cost of Goods Sold. Also, shipping revenue, which was historically recorded in Selling, General, and Administrative Expenses, will now be recorded in Revenue. These adjustments will be made retrospectively for all periods presented and have no effect on the Company’s reported net income. For ease of comparison, the Company will provide historical comparative financial information in a Form 8-K that will be filed today.

ABOUT CHICO’S FAS, INC.

The Company, through its brands - Chico’s, White House Black Market, and Soma, is a leading omni-channel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of January 30, 2016, the Company operated 1,518 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, and www.soma.com. For more detailed information on Chico’s FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and future success of our store concepts. These statements may address items such as future sales, gross margin expectations, SG&A expectations, operating margin expectations, planned store openings, closings and expansions, future comparable sales, and inventory levels. These relate to expectations concerning matters that are not historical fact and may include the words or phrases such as "expects," "believes," "anticipates," "plans," "estimates," "approximately," "our planning assumptions," "future outlook," and similar expressions. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, conditions in the specialty retail industry, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, and the integration of our new management team. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Contact:
Jennifer Powers
Vice President - Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

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